EXHIBIT 10.1
                                  AGREEMENT

                                     AND

                               PLAN OF MERGER

                                 dated as of

                                March 27, 1995

                                    among

                              VALUE HEALTH, INC.

                             VHI MERGER-SUB. CORP.

                                     and

                                DIAGNOSTEK, INC.



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                               TABLE OF CONTENTS
                                                                            Page
ARTICLE I           THE MERGER................................................1
     Section 1.1         The Merger...........................................1
     Section 1.2         Effective Date of the Merger.........................1
ARTICLE II          THE SURVIVING CORPORATION.................................2
     Section 2.1         Certificate of Incorporation.........................2
     Section 2.2         Bylaws...............................................2
     Section 2.3         Board of Directors; Directors........................2
     Section 2.4         Effects of Merger....................................2
ARTICLE III         CONVERSION OF SHARES......................................2
     Section 3.1         Exchange Ratio.......................................2
     Section 3.2         Parent to Make Certificates Available................3
     Section 3.3         Dividends; Transfer Taxes............................3
     Section 3.4         No Fractional Shares.................................4
     Section 3.5         Stock Options........................................4
     Section 3.6         Shareholders' Meetings...............................5
     Section 3.7         Closing of the Company's Transfer Books..............6
     Section 3.8         Assistance in Consummation of the Merger.............6
     Section 3.9         Closing..............................................6
ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF PARENT..................6
     Section 4.1         Organization and Qualification.......................7
     Section 4.2         Capitalization.......................................7
     Section 4.3         Subsidiaries.........................................8
     Section 4.4         Authority Relative to This Merger Agreement..........8
     Section 4.5         Reports and Financial Statements.....................9
     Section 4.6         Absence of Certain Changes or Events................10
     Section 4.7         Litigation..........................................10
     Section 4.8         Information in Disclosure Documents,
                            Registration Statements, etc.....................10
     Section 4.9         Interested Stockholder..............................11
     Section 4.10        Fairness Opinion....................................11
     Section 4.11        Financial Advisor...................................11
     Section 4.12        Compliance with Applicable Laws.....................11
     Section 4.13        Liabilities.........................................12

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     Section 4.14        Accounting Matters..................................12
     Section 4.15        Environmental Liability.............................12
     Section 4.16        Certain Relationships...............................13
     Section 4.17        Certain Healthcare Regulatory Matters...............13
     Section 4.18        Certain Agreements..................................14
ARTICLE V           REPRESENTATIONS AND WARRANTIES OF THE COMPANY............14
     Section 5.1         Organization and Qualification......................14
     Section 5.2         Capitalization......................................14
     Section 5.3         Subsidiaries........................................15
     Section 5.4         Authority Relative to This Merger Agreement.........15
     Section 5.5         Reports and Financial Statements....................16
     Section 5.6         Absence of Certain Changes or Events................17
     Section 5.7         Litigation..........................................17
     Section 5.8         Information in Disclosure Documents.................17
     Section 5.9         Employee Benefit Plans..............................18
     Section 5.10        ERISA...............................................19
     Section 5.11        Takeover Provisions Inapplicable....................19
     Section 5.12        Fairness Opinion....................................20
     Section 5.13        Financial Advisor...................................20
     Section 5.14        Compliance with Applicable Laws.....................20
     Section 5.15        Liabilities.........................................20
     Section 5.16        Taxes...............................................21
     Section 5.17        Certain Agreements..................................22
     Section 5.18        Patents, Trademarks, etc............................22
     Section 5.19        Accounting Matters..................................23
     Section 5.20        Investment Company Act..............................23
     Section 5.21        Properties, Liens...................................23
     Section 5.22        Environmental Liability.............................23
     Section 5.23        Certain Relationships...............................24
     Section 5.24        Insurance...........................................24
     Section 5.25        Certain Healthcare Regulatory Matters...............24
ARTICLE VI          REPRESENTATIONS AND WARRANTIES REGARDING SUB.............25
     Section 6.1         Organization........................................25
     Section 6.2         Capitalization......................................25
     Section 6.3         Authority Relative to This Merger Agreement.........25
ARTICLE VII         CONDUCT OF BUSINESS PENDING THE MERGER...................26
     Section 7.1         Conduct of Business by the Company
                            Pending the Merger...............................26
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     Section 7.2         Conduct of Business by Parent Pending the Merger....28
     Section 7.3         Conduct of Business of Sub..........................29
     Section 7.4         Notice of Breach....................................29
ARTICLE VIII        ADDITIONAL AGREEMENTS....................................29
     Section 8.1         Access and Information..............................29
     Section 8.2         Registration Statement/Proxy Statement..............29
     Section 8.3         Compliance with the Securities Act..................30
     Section 8.4         Stock Exchange Listing..............................30
     Section 8.5         Employee Matters....................................31
     Section 8.6         Registration of Securities..........................31
     Section 8.7         Indemnification of Directors and Officers...........32
     Section 8.8         HSR Act.............................................33
     Section 8.9         Further Assurances..................................33
     Section 8.10        No Solicitation.....................................33
ARTICLE IX          CONDITIONS PRECEDENT.....................................34
     Section 9.1         Conditions to Each Party's Obligation
                            to Effect the Merger.............................34
     Section 9.2         Conditions to Obligation of the Company
                            to Effect the Merger.............................35
     Section 9.3         Conditions to Obligations of Parent and Sub
                            to Effect the Merger.............................36
ARTICLE X           TERMINATION, AMENDMENT AND WAIVER........................36
     Section 10.1        Termination.........................................36
     Section 10.2        Effect of Termination...............................38
     Section 10.3        Amendment...........................................38
     Section 10.4        Waiver..............................................38
ARTICLE XI          GENERAL PROVISIONS.......................................38
     Section 11.1        Effectiveness of Representations and Warranties.....38
     Section 11.2        Notices.............................................39
     Section 11.3        Fees and Expenses...................................40
     Section 11.4        Publicity...........................................40
     Section 11.5        Specific Performance................................40
     Section 11.6        Interpretation......................................40
     Section 11.7        Miscellaneous.......................................41



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                        AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of March 27, 1995 by and among VALUE HEALTH, INC., a Delaware corporation ("Parent"), VHI MERGER-SUB. CORP., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Sub"), and DIAGNOSTEK, INC., a Delaware corporation (the "Company"):

                                 WITNESSETH
            WHEREAS, Parent and the Company desire to effect a business combination by means of the merger of Sub with and into the Company;

            WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests;"

            NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                ARTICLE I
                               THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

     Section 1.2 Effective Date of the Merger. The Merger shall become effective at the date and time (the "Effective Date") when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable following fulfillment of the conditions set forth in Article IX hereof, or at such time thereafter as is provided in such Certificate.



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                                 ARTICLE II
                          THE SURVIVING CORPORATION

     Section 2. l Certificate of Incorporation. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Date, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

     Section 2.2 Bylaws. The Bylaws of the Company as in effect on the Effective Date shall be the Bylaws of the Surviving Corporation.

     Section 2.3 Board of Directors, Officers. The directors of Sub immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     Section 2.4 Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the "DGCL").

                                  ARTICLE III
                             CONVERSION OF SHARES

     Section 3.1 Exchange Ratio. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of any common stock, $0.01 par value, of the Company ("Company Common Stock"):

          (a) All shares of Company Common Stock which are held by the Company or any subsidiary of the Company, and any shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent, shall be canceled.

          (b) Subject to Section 3.4, each remaining outstanding share of Company Common Stock shall be converted into the right to receive .55 (the "Exchange Ratio") fully paid and nonassessable shares of the no par value common stock of Parent ("Parent Common Stock").

          (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock after the date hereof, the Exchange Ratio shall be adjusted accordingly.

          (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.



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     Section 3.2 Parent to Make Certificates Available.

          (a) Prior to the Closing, Parent shall select Mellon Securities Transfer Services or such other person or persons reasonably satisfactory to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date, Parent shall make available, and each holder of Company Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates ("Certificates") representing such stock for cancellation, certificates representing the number of shares of Parent Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares as provided in Section 3.4. Parent Common Stock into which Company Common Stock shall be converted in the Merger shall be deemed to have been issued on the Effective Date (the "Share Consideration").

          (b) Any holder of shares of Company Common Stock who has not exchanged his shares for Parent Common Stock in accordance with subsection (a) within six months after the Effective Time shall have no further claim upon the Exchange Agent and shall thereafter look only to Parent and the Surviving Corporation for payment in respect of his shares of Company Common Stock. Until so surrendered, certificates representing Company Common Stock shall represent solely the right to receive the Share Consideration (and cash in lieu of any fractional shares pursuant to Section 3.4 hereof). If any certificates representing shares of Company Common Stock entitled to payment pursuant to Section 3.l shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental agency or other governmental entity, such shares of Company Common Stock shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

     Section 3.3 Dividends; Transfer Taxes. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates representing shares of Company Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the certificate or certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not


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applicable.  Notwithstanding  the foregoing,  neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

     Section 3.4 No Fractional Shares. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Company Common Stock pursuant to
Section 3.1(b). In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to
Section 3.l(b) shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Stock issued pursuant to this Section 3.4. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (a) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (b) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at the prevailing prices on the New York Stock Exchange ("NYSE"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall deduct from the proceeds of the sale of the Excess Shares all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

     Section 3.5 Stock Options.

          (a) At or prior to the Effective Date, the Company and Parent shall take all action necessary to cause the assumption by Parent as of the Effective Date of all of the following which remain outstanding as of the Effective Date:
(i) the options to purchase Company Common Stock listed in Section 5.2 of the Company Disclosure Schedule (as defined below), whether vested or unvested, issued under the Company's 1983 Non-qualified and Incentive Stock Option Plan and 1991 Stock Option Plan (collectively, the "Stock Option Plans"), (ii) options to purchase Company Common Stock listed in Section 5.2 of the Company Disclosure Schedule pursuant to option agreements outside of the Stock Option Plans, and (iii) the warrants to purchase Company Common Stock listed in Section
5.2 of the Company Disclosure Schedule issued pursuant to warrant agreements (collectively, the

"Outstanding Options"). To the extent permitted under applicable law and the applicable agreements and Stock Option Plans, each of the Outstanding Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Parent Common Stock as of the Effective Date. The number of shares of Parent Common Stock that the holder of an assumed Outstanding Option shall be entitled to receive upon the exercise of such option shall be a number of whole and fractional shares determined by multiplying the number of shares of Company Common Stock subject to such option, determined immediately before the Effective Date, by the Exchange Ratio. The exercise price of each share of Parent Common Stock subject to an Outstanding Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such option is exercisable immediately before the Effective Date by the Exchange Ratio. Other than as set forth in the Outstanding Options, the assumption and substitution of options as provided herein shall not give the holders of such options additional benefits or additional vesting rights which they did not have immediately prior to the Effective Date or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Parent Common Stock shall be issued upon exercise of any Outstanding Option, and in lieu of receiving any fractional share of Parent Common Stock, the holder of such option shall, upon exercise, receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes. Prior to the Effective Date, the Company shall take such additional actions as are necessary under applicable law and the applicable agreements and Stock Option Plans to assure that each Outstanding Option shall, from and after the Effective Date, represent only the right to urchase, upon exercise, whole shares of Parent Common Stock and cash in lieu of any fractional share in accordance with the provisions of this Section 3.5.

          (b) After the Effective Date, the Stock Option Plans shall be continued in effect by Parent subject to amendment, modification, suspension, abandonment or termination as provided therein, and the Stock Option Plans as so continued (i) shall relate solely to those Outstanding Options that are governed by such Stock Option Plans immediately prior to the Effective Date, (ii) thereafter shall relate only to the issuance of Parent Common Stock as provided in this Section and (iii) shall continue to provide for equitable adjustment in the terms of Outstanding Options in the event of certain corporate events which alter the capital structure of Parent. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable after the Effective Date upon the exercise of the Outstanding Options pursuant to this
Section 3.5. After the Effective Date, Parent shall promptly notify the holders of Outstanding Options of the assumption by Parent of such options pursuant to this Merger Agreement.

     Section 3.6  Shareholders' Meetings.

          (a) The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Merger Agreement. Subject to its fiduciary duties, as advised by outside counsel, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of the Merger Agreement at the Company Meeting. At the Company Meeting, all of the shares of Company Common Stock then owned by Parent, Sub, or any other subsidiary of Parent, or with respect to which Parent, Sub, or any other subsidiary of Parent holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Merger Agreement.

          (b) Parent shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a special meeting of the holders of Parent Common Stock (the "Parent Meeting") as promptly as practicable for the purpose of considering and taking action to authorize the issuance of Parent Common Stock pursuant to the Merger under the applicable guidelines of the NYSE (the "Parent Share Proposal"). Subject to its fiduciary duties, as advised by outside counsel, the Board of Directors of Parent will recommend that holders of Parent Common Stock vote in favor of and approve the Parent Share Proposal at the Parent Meeting.

     Section 3.7 Closing of the Company's Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for full shares of Parent Common Stock as provided in Section 3.1(b) and cash in lieu of fractional shares, if any, as provided in Section 3.4.

     Section 3.8 Assistance in Consummation of the Merger. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Merger Agreement.

     Section 3.9 Closing. The closing of the transactions contemplated by this Merger Agreement shall take place (a) at the offices of Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166, at 9:00 A.M. local time on the day which is at least one business day after the day on which the last of the conditions set forth in Article IX is fulfilled or waived or (b) at such other time and place as Parent and the Company shall agree in writing.

                                ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as disclosed in the schedule delivered to Company concurrently with the execution hereof, which schedule shall identify exceptions and other information by specific Section references and shall be initialed by Parent and the Company for identification purposes (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

     Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a "Parent Material Adverse Effect" (as defined below). As used in this Agreement, a "Parent Material Adverse Effect" shall mean any event, circumstance, development or occurrence, individually or when taken together with all other such events, circumstances, developments or occurrences, causing, resulting in or having, or reasonably likely to cause, result in or have, a material adverse effect on the condition (financial or otherwise), business, properties, business relationships, prospects or results of operations of Parent and its subsidiaries taken as a whole. Complete and correct copies of the Certificate of Incorporation and Bylaws of Parent, as amended to the date hereof, have been delivered to the Company as attachments to Section 4.1 of the Parent Disclosure Schedule.

     Section 4.2 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and l ,000,000 shares of preferred stock, $0.01 par value. As of March 17, 1995, 40,587,272 shares of Parent Common Stock were validly issued and outstanding, fully paid, and nonassessable, and no shares of preferred stock were issued and outstanding, and, since that date through the date of execution and delivery of this Merger Agreement, no additional shares of capital stock of Parent have been issued except shares of Parent Common Stock issued pursuant to the exercise of stock options or other commitments set forth herein or in Section 4.2 of the Parent Disclosure Schedule. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Parent's shareholders may vote issued or outstanding. As of March 17, 1995, except for options to acquire 4,497,477 shares of Parent Common Stock, and except as provided herein or in Section 4.2 of the Parent Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or any debt securities or other instruments or rights convertible into or exchangeable for such capital stock, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, or to issue any such convertible or exchangeable debt security, instrument or right and, since that date through the date of execution and delivery of this Merger Agreement, no such options, warrants, calls or other rights, agreements or commitments, or such convertible or exchangeable debt securities, instruments or other rights have been issued, granted or entered into except for the grant of additional stock options pursuant to Parent's stock plans. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock at the Effective Date in accordance with this Merger Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Parent. There are no obligations, contingent or otherwise, of Parent or any of its Significant Subsidiaries (as defined below) to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Significant Subsidiary of Parent.

     Section 4.3 Subsidiaries. Section 4.3 of the Parent Disclosure Schedule lists the only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries") owned directly or indirectly by Parent. Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Parent Material Adverse
Effect. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and those owned by Parent or by a Significant Subsidiary of Parent are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Parent has made available to the Company true and complete copies of the charter and bylaws, in the case of a corporation, or equivalent governing document, in the case of non-corporate entities, for each corporation,. partnership, joint venture or other business association or entity owned, directly or indirectly, by Parent that is material to Parent and its subsidiaries taken as a whole.

     Section 4.4 Authority Relative to This Merger Agreement. Parent has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. The Merger Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of the Parent Common Stock described in Section 3.6(b), no other corporate proceedings on the part of Parent are necessary to authorize the Merger Agreement and the transactions contemplated hereby. Except as disclosed in Section 4.4 of the Parent Disclosure Schedule, Parent is not subject to or obligated under (a) any charter or bylaw provision, or (b) any indenture or other loan document provision, other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement other than in the case of clause (b) only, (i) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (ii) the laws and regulations referred to in the next sentence. Except as disclosed in Section 4.4 of the Parent Disclosure Schedule and except for compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), DGCL and the securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

     Section 4.5 Reports and Financial Statements.

          (a) Parent has previously furnished the Company with true and complete copies of its (i) Annual Report on Form 10-K for the years ended December 31, 1992 and 1993 as filed with the Commission (and any amendments thereto), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 as filed with the Commission (and any amendments thereto), (iii) definitive proxy statement related to its 1994 Annual Meeting of Shareholders (and any supplements thereto); and (iv) all other reports (and any amendments thereto) filed with the Commission since the filing of its Form 10-K for the year ended December 31, 1993 (other than preliminary material) that Parent was required to file with the Commission pursuant to the Exchange Act and the rules and regulations of the Commission thereunder since that date (the documents referred to in clauses (i) through (iv) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are, in all material respects, in accordance with the books of account and records of the Parent.

          (b) Parent has previously furnished the Company with true and correct copies of the audited consolidated financial statements of Parent for the fiscal year ended December 31, 1994 (the "1994 Financial Statements"). The 1994 Financial Statements comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The 1994 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its subsidiaries as at December 31, 1994 and the results of their operations and cash flow for the fiscal year then ended; and are in all material respects, in accordance with the books of account and records of Parent.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.6 of the Parent Disclosure Schedule, since December 31, 1994, there has not been any Parent Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability).

     Section 4.7 Litigation. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.7 of the Parent Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries which, alone or in the aggregate, is likely, insofar as Parent reasonably foresees, to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding specifically against Parent or any of its subsidiaries having, or which, insofar as Parent reasonably foresees, in the future could have, either alone or in the aggregate, any such Parent Material Adverse Effect.

     Section 4.8 Information in Disclosure Documents, Registration Statements, etc.

          (a) None of the information concerning Parent or Sub in (i) the Registration Statement to be filed with the Commission by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") and (ii) the joint prospectus/proxy statement of the Company and Parent (the "Proxy Statement") required to be mailed to the shareholders of the Company and Parent in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Parent Meeting of shareholders to be held in connection with the Merger, or, in the case of the Registration

Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The foregoing representations and warranties of Parent contained in this Section 4.8 shall in no event apply to any statements or omissions in the Registration Statement or the Proxy Statement based upon information provided by the Company for use therein.

          (b) No representation or warranty made by Parent contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Parent Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     Section 4.9 Interested Stockholder. Neither Parent nor any "affiliate" or "associate" (as defined in Section 203 of the DGCL) of Parent is an "Interested Stockholder" (as defined in Section 203 of the DGCL) of the Company.

     Section 4.10 Fairness Opinion. Parent has received the written opinion of Montgomery Securities, financial advisors to Parent, dated the date hereof, to the effect that the Exchange Ratio is fair to the shareholders of Parent from a financial point of view.

     Section 4.11 Financial Advisor. Except as may be disclosed in Section 4.11 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent.

     Section 4.12 Compliance with Applicable Laws. Parent and its Significant Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each a "Governmental Entity"), including, without limitation, applicable state insurance and health commissions, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Parent Material Adverse Effect (the "Parent Permits"). Parent and its Significant Subsidiaries are in compliance with the terms of the Parent Permits, except for such failures to comply, which singly or in the aggregate, would not have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports filed prior to the date of this Merger Agreement or in Section 4.12 of the Parent Disclosure Schedule, the businesses of Parent and its Significant Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, applicable state insurance and health commissions, except for possible violations which individually or in the aggregate do not and would not have a Parent Material Adverse Effect. Except as disclosed in Section 4.12 of the Parent Disclosure Schedule, no investigation or review by any Governmental Entity, including, without limitation, applicable state insurance and health commissions, with respect to Parent or any of its Significant Subsidiaries is pending, or, to the knowledge of Parent, threatened, nor has any Governmental Entity, including, without limitation, applicable state insurance and health commissions, indicated an intention to conduct the same, other than those the outcome of which would not have a Parent Material Adverse Effect.

     Section 4.13 Liabilities. Except as disclosed in Section 4.13 of the Parent Disclosure Schedule, neither Parent nor any of its Significant Subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Parent, or disclosed in the notes thereto, prepared in accordance with the published rules and regulations of the Commission regarding Quarterly Statements on Form 10-Q and Annual Statements on Form 10-K and generally accepted accounting principles, except (a) as otherwise reported in the consolidated financial statements contained in Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 or in the 1994 Financial Statements or (b) for liabilities or obligations incurred in the ordinary course of business since December 31, 1994, that would not have a Parent Material Adverse Effect.

     Section 4.14 Accounting Matters. Neither Parent nor, to its best knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action that would prevent the business combination to be effected by the Merger from being accounted for as a "pooling of interests." Parent has received a letter from Coopers & Lybrand L.L.P., a copy of which is attached to Section
4.14 of the Parent Disclosure Schedule, to the effect that the Merger will qualify for "pooling of interests" accounting treatment if consummated in accordance with this Merger Agreement and if the operations of Parent and the Surviving Corporation are conducted in a manner that do not violate "pooling of interests" accounting treatment.

     Section 4.15 Environmental Liability.

          (a) The businesses of Parent and its Significant Subsidiaries have been and are operated in material compliance with all applicable statutory or regulatory requirements of all Governmental Entities with jurisdiction over the environment or over workplace health and safety, and neither Parent nor any of its Significant Subsidiaries has caused or allowed the generation, treatment, storage, release or disposal of hazardous substances except in accordance with such statutes and regulations as they existed at the time of such generation, treatment, storage, release or disposal.

          (b) Neither Parent nor its Significant Subsidiaries has received any written notice or, to the best knowledge of Parent, any other communication, from any Governmental Entities alleging or concerning any violation by Parent or any of its Significant Subsidiaries of, or responsibility or liability of Parent or any of its Significant Subsidiaries under, any statute or regulation relating to the environment. There are no pending or, to the best knowledge of Parent, threatened, claims, suits, proceedings or investigations with respect to the businesses or operations of Parent or any of its Significant Subsidiaries alleging or concerning any violation of or responsibility or liability under any statutes or regulations relating to the environment, nor does Parent have any knowledge of any fact or condition which might reasonably be expected to give rise to such a claim, suit, proceeding or investigation.

          (c) Parent and its Significant Subsidiaries are in possession of all material approvals, permits and licenses from all Governmental Entities under statutes and regulations relating to the environment and to workplace health and safety with respect to the operation of the businesses of Parent and its Significant Subsidiaries; there are no pending or, to the best knowledge of Parent, threatened, actions, proceedings or investigations seeking to revoke or deny renewal of any of such approvals, permits and licenses; nor does Parent have knowledge of any fact or condition which might reasonably be expected to give rise to any action, proceeding or investigation to revoke or deny renewal of such approvals, permits or licenses if such revocation or denial would constitute a Parent Material Adverse Effect.

     Section 4.16 Certain Relationships. All billings made to customers and suppliers of Parent or any Significant Subsidiary have been properly computed and billed in compliance with applicable laws, rules, regulations, agreements and procedures, and no such customer has any right to any refund, price or fee adjustments, offsets or similar right with respect to any such charges, except where the failure to so comply or the amount of such right would not have a Parent Material Adverse Effect.

     Section 4.17 Certain Healthcare Regulatory Matters.

          (a) To the best knowledge of Parent, Parent and its Significant Subsidiaries have not engaged knowingly and willfully in any activities which are prohibited under federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn or related state or local statutes or regulations or which otherwise constitutes fraud, including, without limitation, the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly and willfully failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently;
(iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

          (b) Parent and its Significant Subsidiaries have complied and are in compliance, in all material respects, with applicable state laws regulating pharmacies.

     Section 4.18 Certain Agreements. Section 4.18 of the Parent Disclosure Schedule contains a list of each contract, agreement and understanding with any customer or supplier of Parent or any Significant Subsidiary that is material to the business of Parent and its subsidiaries taken as a whole.

                                ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the schedule delivered to Parent concurrently with the execution hereof, which schedule shall identify exceptions and other information by specific Section references and shall be initialed by Company and the Parent for identification purposes (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

     Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a "Company Material Adverse Effect" (as defined below). As used in this Agreement, a "Company Material Adverse Effect" shall mean any event, circumstance, development or occurrence, individually or when taken together with all other such events, circumstances, developments or occurrences, causing, resulting in or having, or reasonably likely to cause, result in or have, a material adverse effect on the condition (financial or otherwise), business, properties, business relationships, prospects or results of operations of Company and its subsidiaries taken as a whole. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, Diagnostek Pharmacy Services, Inc. ("DPSI"), Health Care Services, Inc. ("HCS") and HPI Health Care Services, Inc. ("HPI"), as amended to the date hereof, have been delivered to Parent as attachments to Section 5.1 of the Company Disclosure Schedule.

     Section 5.2 Capitalization. The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $0.01 par value. As of March 22, 1995, 24,238,246 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable, 111,989 shares of Company Common Stock were held in treasury, and no shares of preferred stock were outstanding, and, since that date, no additional shares of capital stock of Company have been issued except shares of Company Common Stock issued pursuant to the exercise of stock options or other commitments set forth in Section 5.2 of the Company Disclosure Schedule. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's shareholders may vote issued or outstanding. Except as set forth in
Section 5.2 of the Company Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or any debt securities or other instruments or rights convertible into or exchangeable for such capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, or to issue any such convertible or exchangeable debt security, instrument or right. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any subsidiary of the Company. The Company has delivered to Parent complete and correct copies of (a) the 1983 Non-qualified and Incentive Stock Option Plan and the 1991 Stock Option Plan, and all amendments thereto, and (b) each form of stock option agreement and warrant agreement used by the Company with respect to the Outstanding Options.

     Section 5.3 Subsidiaries. Section 5.3 of the Company Disclosure Schedule lists all subsidiaries of the Company. Each such subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each such subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Company Material Adverse Effect. All the outstanding shares of capital stock of each such subsidiary are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of such subsidiaries. Except as disclosed in Section 5.3 of the Company Disclosure Schedule and except for wholly owned subsidiaries the formation of which was approved pursuant to Section 7.1(f) hereof, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

     Section 5.4 Authority Relative to This Merger Agreement. The Company has the corporate power to enter into this Merger Agreement and, subject to approval of this Agreement by the holders of Company Common Stock, to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Merger Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as set forth in Section 5.4 of the Company Disclosure Schedule, the Company is not subject to or obligated under (a) any charter or bylaw provision, or (b) any indenture or other loan document
provision,   other  contract,   license,   franchise,   permit,  order,  decree,
concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement, other than, in the case of clause (b) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in Section 5.4 of the Company Disclosure Schedule or, with respect to the Merger or the transactions contemplated thereby, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

     Section 5.5 Reports and Financial Statements.

          (a) The Company has previously furnished Parent with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended March 31, 1993 and 1994, as filed with the Commission (and any amendments thereto),
(ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1994, September 30, 1994 and December 31, 1994, as filed with the Commission (and any amendments thereto), (iii) definitive proxy statements (and any supplements thereto) related to all meetings of its shareholders (whether annual or special) since April 1, 1994 and (iv) all other reports filed by the Company with the Commission since March 31, 1994, which are all the documents (other than preliminary material) that the Company was required to file with the Commission pursuant to the Exchange Act and the rules and regulations of the Commission thereunder since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of the Company.

          (b) The audited consolidated financial statements of the Company for the fiscal year ended March 31, 1995 (the "1995 Financial Statements") delivered to Parent pursuant to Section 9.3(d) hereof comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The 1995 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of the Company and its subsidiaries as at March 31, 1995 and the results of their operations and cash flow for the fiscal year then ended; and are in all material respects, in accordance with the books of account and records of the Company. The parties hereto acknowledge that the representation and warranty contained in this
Section 5.5(b) shall not be effective until the date the 1995 Financial Statements are delivered to Parent pursuant to Section 9.3(d) hereof.

     Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.6 of the Company Disclosure Schedule, since March 31, 1994, there has not been any Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability).

     Section 5.7 Litigation. Except as disclosed in Section 5.7 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, either alone or in the aggregate, is likely, insofar as the Company reasonably foresees, to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding specifically against the Company or any of its subsidiaries having, or which, insofar as the Company reasonably foresees, in the future could have, either alone or in the aggregate, a Company Material Adverse Effect.

     Section 5.8 Information in Disclosure Documents.

          (a) None of the information concerning the Company or its subsidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Meeting of holders of Company Common Stock to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The foregoing representations and warranties of Company contained in this Section 5.8 shall in no event apply to any statements or omissions in the Registration Statement or the Proxy Statement based upon information provided by Parent for use therein.

          (b) No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Company Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     Section 5.9 Employee Benefit Plans. Except as disclosed in the Company SEC Reports or in Section 5.9 of the Company Disclosure Schedule, there are no employee benefit or compensation plans or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans or arrangements relating to former employees, including, but not limited to, retiree medical plans, established or maintained by or contributed to by the Company or any of its subsidiaries or "ERISA Affiliates", or collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, the "Company Benefit Plans"). An "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 4.14(b) or (c) of the Code, of which the Company is a member and (ii) described in Section 4.14(m) or (o) of the Code, of which the Company is a member. To the best knowledge of the Company, no default exists with respect to the obligations of the Company or any of its subsidiaries or ERISA Affiliates under such Company Benefit Plan, which default, alone or in the aggregate, would have a Company Material Adverse Effect. Except as disclosed in Section 5.9 of the Company Disclosure Schedule, there are no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Plans, by the Company or its subsidiaries or ERISA Affiliates or, to the best knowledge of the Company and its subsidiaries, any other party thereto, which failure to resolve, settle or otherwise dispose of, or which default, alone or in the aggregate, would have a Company

Material Adverse Effect. Since December 31, 1994, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company and its subsidiaries, jurisdictional disputes or except as set forth in Section
5.9 of the Company Disclosure Schedule organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries which have had or would have a Company Material Adverse Effect.

     Section 5.10 ERISA. All Company Benefit Plans have been administered in accordance, and are in compliance, with the applicable provisions of ERISA, except where such failures to administer or comply would not have a Company Material Adverse Effect. Except as disclosed in Section 5.10 of the Company Disclosure Schedule, each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans. Except with respect to the SEIU Local 36 Pension Plan as to which the Company makes no representation, none of the Company Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equal or exceed the accrued liabilities of such plan. To the best knowledge of the Company, except with respect to the SEIU Local 36 Pension Plan as to which the Company makes no representation, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in
Section  4975 of the Code or  Section  406 of  ERISA,  involving  the  Company's
Benefit Plans which could subject the Company, its subsidiaries, ERISA Affiliates or Parent to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Company Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event within the meaning of Section 4043(b) of said Subtitle C of ERISA has occurred with respect to any Company Benefit Plan except, in each case that the Company makes no representation with respect to the SEIU Local 36 Pension Plan. Neither the Company nor any of its subsidiaries or ERISA Affiliates has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its subsidiaries except for any such liability which would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries or ERISA Affiliates has engaged in any transaction described in Section 4069 of ERISA within the last five years except for any such transaction which would not have a Company Material Adverse Effect.

     Section 5.11 Takeover Provisions Inapplicable. Assuming the representation in Section 4.9 is accurate, as of the date hereof and at all times on or prior to the Effective Date, Section 203 of the DGCL is, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

     Section 5.12 Fairness Opinion. The Company has received the written opinion of Lazard Freres & Co., financial advisors to the Company, dated the date hereof, to the effect that the consideration to be received by the Company's shareholders is fair to the shareholders of the Company from a financial point of view.

     Section 5.13 Financial  Advisor.  The Company represents and warrants that,
(a) except for Lazard Freres & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and (b) the fees and commissions payable to Lazard Freres & Co., as contemplated by this Section will not exceed the aggregate amount set forth in the letter dated March 15, 1995, from Lazard Freres & Co. to the Company (a complete and correct copy of which has been delivered to Parent as an attachment to Section 5.13 of the Company Disclosure Schedule).

     Section 5.14 Compliance with Applicable Laws. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities, including, without limitation, applicable state insurance and health commissions, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Company Material Adverse Effect (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply, which singly or in the aggregate, would not have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Merger Agreement or in
Section 5.14 of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, applicable state insurance and health commissions, except for possible violations which individually or in the aggregate do not and would not have a Company Material Adverse Effect. Except as disclosed in Section 5.14 of the Company Disclosure Schedule, no investigation or review by any Governmental
Entity, including, without limitation, applicable state insurance and health commissions, with respect to the Company or any of its subsidiaries is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Entity, including, without limitation, applicable state insurance and health commissions, indicated an intention to conduct the same, other than those the outcome of which would not have a Company Material Adverse Effect.

     Section 5.15 Liabilities. Except as disclosed in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company, or disclosed in the notes thereto, prepared in accordance with the published rules and regulations of the Commission regarding Quarterly Statements on Form 10-Q and Annual Statements on Form 10-K and generally accepted accounting principles, except (a) as otherwise reported in the consolidated financial statements contained in the Company SEC Reports or
(b) for liabilities
or obligations incurred in the ordinary course of business since December 31, 1994, that would not have a Company Material Adverse Effect.

     Section 5.16 Taxes. Each of the Company and its subsidiaries has filed all tax returns (including, without limitation, estimated tax returns) required to be filed by any of them (other than for returns, the due date for the filing of which, including extensions, has not yet passed) and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes (including, without limitation, estimated taxes) required to be paid in respect of the periods covered by such returns (except (a) where the failure to pay would not have a Company Material Adverse Effect, (b) in the case of failure to file any return with any state or local taxing authority (other than any return required to be filed with respect to income taxes, franchise taxes imposed in lieu of income taxes, sales taxes and employment taxes by the Company, DPSI, HCS or HPI with the States of Arizona, California and New Mexico and the Commonwealth of Pennsylvania), where such failure would not have a Company Material Adverse Effect and (c) in the case of failure to file any return required to be filed with respect to income taxes, franchise taxes imposed in lieu of income taxes, sales taxes and employment taxes by the Company, DPSI, HCS or HPI with the States of Arizona, California and New Mexico and the Commonwealth of Pennsylvania, where such failures would not subject the Company and such subsidiaries to liability attributable solely to failure to file in excess of $100,000 in the aggregate). The information contained in such tax returns is true, complete and accurate, except where a failure to be so would not have a Company Material Adverse Effect. Except as disclosed in Section
5.16 of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company is delinquent in the payment of any tax, assessment or governmental charge, except where such delinquency would not have a Company Material Adverse Effect. Except as disclosed in Section 5.16 of the Company Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full, which would have a Company Material Adverse Effect, and no requests for waivers of the time to assess any such tax are pending. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns for periods through March 31, 1990 have been examined by and settled with the Internal Revenue Service or are considered closed years for federal income tax purposes. Neither the Company nor any of its subsidiaries is a party to or obligated under any agreement, commitment or arrangement that could in connection with the transactions contemplated hereby require the payment of any "excess parachute payment" within the meaning of section 280G of the Code. Neither the Company nor any of its subsidiaries (a) has filed a consent under section 341(f) of the Code concerning collapsible corporations or (b) been a member of an affiliated, combined, unitary group, other than a group the common parent of which is the Company, or has any liability for taxes of any other person under Treasury Regulation section 1.1502-6 or any similar provision of state, local or foreign law, as transferee or successor, by contract or otherwise. For the purposes of this Merger Agreement, the term "tax" shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

     Section 5.17 Certain Agreements.

          (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Merger Agreement or in Section 5.17 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount outstanding exceeding $1,000,000,
(ii) agreement which, after giving effect to the transactions contemplated by this Merger Agreement, purports to restrict or bind Parent or any of its subsidiaries (other than the Surviving Corporation and its subsidiaries but only to the extent such agreement would bind or restrict the Company and/or one or more of its subsidiaries without regard to the consummation of this Merger Agreement) in any respect that could have a Parent Material Adverse Effect or
(iii) contract, agreement or commitment (except those entered into in the ordinary course of business) having a Company Material Adverse Effect. For purposes of this Merger Agreement, "Indebtedness" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing. Except as disclosed in Section 5.17 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Company Benefit Plan, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, would have a Company Material Adverse Effect.

          (b) Section 5.17 of the Company Disclosure Schedule contains a list of
(i) each of the customers of HCS who as a group constitute such subsidiary's 30 highest revenue producing customers for the nine months ended December 31, 1994,
(ii) each of the customers of HPI who as a group constitute such subsidiary's 30 highest revenue producing customers for the nine months ended December 31, 1994 and (iii) each of the pharmaceutical suppliers of the Company and its subsidiaries who as a group constitute the 30 most significant pharmaceutical suppliers to the Company and its subsidiaries taken as a whole (as measured by the dollar amounts paid to such pharmaceutical suppliers during the nine months ended December 31, 1994).

          (c) The Company has made available to Parent a true and complete copy of each agreement between the Company or any subsidiary of the Company and any employee or consultant which (i) in any year could involve the payment of $50,000 or more to any such employee, or $100,000 or more to any such consultant or (ii) is not terminable by the Company or a subsidiary of the Company without additional liability upon notice of 90 days or less.

     Section 5.18 Patents, Trademarks, etc. The Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of the Company and its subsidiaries, the lack of which would have a Company Material Adverse Effect, and except as disclosed in Section 5.18 of the

Company Disclosure Statement, the Company does not have any knowledge of any conflict with the rights of the Company and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein which, insofar as reasonably can be foreseen, could have a Company Material Adverse Effect.

     Section 5.19 Accounting Matters. Neither the Company nor, to its best knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests." The Company has received a letter from KPMG Peat Marwick LLP, a copy of which is attached to Section 5.19 of the Company Disclosure Schedule, to the effect that the Merger will qualify for "pooling of interests" accounting treatment if consummated in accordance with this Merger Agreement and if the operations of Parent and the Surviving Corporation are conducted in a manner that do not violate "pooling of interests" accounting treatment.

     Section 5.20 Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

     Section 5.21 Properties, Liens. The Company and its subsidiaries own or lease all of their respective tangible and intangible properties, real and personal, free and clear of any liens, claims, charges, options or other encumbrance (it being understood that, with respect to leased properties, such representation regarding the absence of liens, claims, charges, options or other encumbrances relates only to the leasehold interest of Company or its subsidiary), except for (a) statutory mechanics and materialmen's liens (b) liens for current taxes not yet delinquent and (c) liens to secure Indebtedness created solely to finance the acquisition of the property subject thereto, the existence of which, are not reasonably likely to result in a Company Material Adverse Effect. All buildings, structures and equipment owned or leased by the Company or its subsidiaries are in satisfactory condition and repair for the requirements of its business as now being conducted, except where the failure to be in such condition and repair would not have a Company Material Adverse Effect. There are no proceedings affecting any of such properties pending or threatened which may reasonably be expected to curtail the use of such property for the purpose for which it was acquired or the purpose for which it is now used, except where such curtailment would not have a Company Material Adverse Effect. Section 5.21 of the Company Disclosure Schedule lists all real property owned or leased by the Company. The Company has delivered to Parent complete and correct copies of all leases of real or personal property to which the Company or any of its subsidiaries is a party and which involve payment by or to the Company or any of its subsidiaries in excess of $150,000 per any 12-month period.

     Section 5.22 Environmental Liability.

          (a) The businesses of the Company and its subsidiaries have been and are operated in material compliance with all applicable statutory or regulatory requirements of all Governmental Entities with jurisdiction over the environment or over workplace health and safety, and neither the Company nor any of its subsidiaries has caused or allowed the generation, treatment, storage, release or disposal of hazardous substances except in accordance with such statutes and regulations as they existed at the time of such generation, treatment, storage, release or disposal.

          (b) Neither the Company nor its subsidiaries has received any written notice or, to the best knowledge of the Company, any other communication, from any Governmental Entity alleging or concerning any violation by the Company or any of its subsidiaries of, or responsibility or liability of the Company or any of its subsidiaries under, any statute or regulation relating to the environment. There are no pending or, to the best knowledge of the Company, threatened, claims, suits, proceedings or investigations with respect to the businesses or operations of the Company or any of its subsidiaries alleging or concerning any violation of or responsibility or liability under any statutes or regulations relating to the environment, nor does the Company have any knowledge of any fact or condition which might reasonably be expected to give rise to such a claim, suit, proceeding or investigation.

          (c) The Company and its subsidiaries are in possession of all material approvals, permits and licenses from all Governmental Entities under statutes and regulations relating to the environment and to workplace health and safety with respect to the operation of the businesses of the Company and its subsidiaries; there are no pending or, to the best knowledge of the Company, threatened, actions, proceedings or investigations seeking to revoke or deny renewal of any of such approvals, permits and licenses; nor does the Company have knowledge of any fact or condition which might reasonably be expected to give rise to any action, proceeding or investigation to revoke or deny renewal of such approvals, permits or licenses if such revocation or denial would constitute a Company Material Adverse Effect.

     Section 5.23 Certain Relationships. All billings made to customers and suppliers of the Company or any subsidiary have been properly computed and billed in compliance with applicable laws, rules, regulations, agreements, and procedures, and no such customer has any right to any refund, price or fee adjustments, offsets, or similar right with respect to any such charges, except where the failure to so comply or the amount of such right would not have a Company Material Adverse Effect.

     Section 5.24 Insurance. Section 5.24 of the Company Disclosure Schedule contains a complete list of all of the Company's current insurance policies and bonds and sets forth for each such policy and bond the name of the insurance company, the name of the insured, the name of any additional insureds, the amount and type of coverage, and, if greater than $10,000, the amount of the deductible or retention, if any.

     Section 5.25 Certain Healthcare Regulatory Matters.

          (a) To the best knowledge of the Company, the Company and its subsidiaries have not engaged knowingly and willfully in any activities which are prohibited under federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn or related state or local statutes or regulations or which otherwise constitutes fraud, including, without limitation, the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly and willfully failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

          (b) The Company and its subsidiaries have complied and are in compliance, in all material respects, with applicable state laws regulating pharmacies.

                               ARTICLE VI
               REPRESENTATIONS AND WARRANTIES REGARDING SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 6.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than certain organizational matters) since it was incorporated.

     Section 6.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

     Section 6.3 Authority Relative to This Merger Agreement. Sub has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole shareholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by

Sub of the Merger or the transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby.

                                ARTICLE VII
                   CONDUCT OF BUSINESS PENDING THE MERGER

     Section 7.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Date, unless Parent shall otherwise agree in writing:

          (a) The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Company Material Adverse Effect. The Company shall, and shall cause its subsidiaries to use their reasonable best efforts to, (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Company Material Adverse Effect;

          (b) except as required by this Merger Agreement, the Company shall not and shall not propose to (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (ii) amend its Certificate of Incorporation or Bylaws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock;

          (c) the Company shall not, nor shall it permit any of its subsidiaries to, (i) except as required by this Merger Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any Indebtedness (other than pursuant to existing lines of credit for use in the ordinary course of business and consistent with past practices) or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of Company Common Stock disclosed in Section 7.1 of the Company Disclosure Schedule; (ii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (iii) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this Clause (iv) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except that the Company may create new wholly-owned subsidiaries in the ordinary course of business; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) except as disclosed in the Company Disclosure Schedule, the Company shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law or pursuant to the terms of existing agreements that were not required to be included in the Company Disclosure Schedule, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) (other than such plans and arrangements (other than stock options) which are made in the ordinary course of business consistent with past practice), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing, provided, however, that nothing contained herein shall prevent the Company or any of its subsidiaries from paying any bonus to or increasing the compensation of any employee in accordance with the terms of any employment agreement for such employee that was provided to Parent prior to the date hereof;

          (e) the Company shall not, nor shall it permit any of its subsidiaries to, (i) make any investments in non-investment grade securities exceeding $1,000,000 or (ii) sell, at a loss of greater than $50,000, any debt securities held for investment purposes;

          (f) the Company shall not, nor shall it permit any of its subsidiaries to form any corporation, partnership, joint venture or other business association or entity, provided, however, that the Company may form a wholly owned subsidiary with the prior written consent of Parent, which consent shall not be unreasonably withheld; and

          (g) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, which would disqualify the Merger as a "pooling of interests" for accounting purposes.

     Section 7.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Date, unless the Company shall otherwise agree in writing or except as otherwise required by this Merger Agreement:

          (a) Parent shall, and shall cause its Significant Subsidiaries to, use their reasonable best efforts to preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Parent Material Adverse Effect. Parent shall, and shall cause its Significant Subsidiaries to use their reasonable best efforts to, (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to Parent and its Significant Subsidiaries; (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Parent Material Adverse Effect;

          (b) Parent shall not amend any of the material terms or provisions of the Parent Company Stock;

          (c) Parent shall not take any action that would result in the failure to maintain the trading of Parent Common Stock on the New York Stock Exchange;

          (d) Parent shall not declare or pay any dividend or distribution on any outstanding shares of its capital stock; and

          (e) Parent shall not, nor shall it permit any of its subsidiaries to, take, or cause to be taken, any action which would disqualify the Merger as a "pooling of interests" for accounting purposes.

     Section 7.3 Conduct of Business of Sub. During the period from the date of this Merger Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Merger Agreement. Parent shall take all actions necessary to cause Sub to perform its obligations under this Merger Agreement and to consummate the Merger on the terms and conditions set forth herein.

     Section 7.4 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement and will use all reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Parent Disclosure Schedule.

                             ARTICLE VIII
                         ADDITIONAL AGREEMENTS

     Section 8.1 Access and Information. Each of the Company and Parent and their respective subsidiaries shall afford to the other and to the other's employees, accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information concerning its business, properties and personnel as the other may reasonably request (including, without limitation, updated information on pending litigation). An employee or agent of a party desiring access pursuant to this Section 8.1 shall contact one of the representatives of the other party whose name is set forth in
Section 8.1 of such other party's Disclosure Schedule. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the confidentiality agreement dated January 11, 1995 between Parent and the Lazard Freres & Co. on behalf of the Company.

     Section 8.2 Registration Statement/Proxy Statement.

          (a) As promptly as practicable after the execution of this Merger Agreement, the Company and Parent shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the Commission the definitive Proxy Statement and Parent shall file with the Commission the definitive Proxy Statement and the Registration Statement and
Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

          (b) Parent and the Company shall make all necessary filings with respect to the Merger and the Parent Share Proposal, under the Securities Act and the Exchange Act and the rules and regulations thereunder, and under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     Section 8.3  Compliance with the Securities Act.

          (a) Prior to the Effective Date, the Company shall deliver to Parent a letter identifying all persons who were, at the time of the Company Shareholders' Meeting convened in accordance with Section 3.6, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). In identifying such Affiliates, the Company shall consult with counsel, which counsel shall be satisfactory to counsel for Parent.

          (b) The Company shall obtain a written agreement from each person who is identified as an Affiliate in the letter referred to in clause (a) above, in the form previously approved by the parties, that he or she will not offer to sell, sell or otherwise dispose of any Parent Common Stock issued to him or her pursuant to the Merger, except in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act. The Company shall deliver such written agreements to Parent on or prior to the Effective Date. The Company shall use its best efforts to cause each person who is identified as an Affiliate in such opinion to deliver to Parent, on or prior to the earlier of
(i) the mailing of the Proxy Statement/Prospectus or (ii) the 30th day prior to the Effective Date, a written agreement, in the form to be approved by the parties hereto, that such Affiliate will not thereafter sell or in any other way reduce such Affiliate's risk relative to any Parent Common Stock received in the Merger (within the meaning of the Commission's Financial Reporting Release No. l, "Codification of Financing Reporting Policies," Section 201.01 (47 F.R. 21030) (April 15, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission. Within 45 days after the end of the first fiscal quarter of Parent ending at least 30 days after the Effective Date, Parent will publish results including at least 30 days of combined operations of Parent and the Company as referred to in the written agreements provided for by this Section 8.3(b).

     Section 8.4 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

     Section 8.5 Employee Matters.

          (a) Subject to the provisions of subsection (b) of this Section 8.5, Parent shall take all actions necessary or appropriate to permit the employees of the Company and its subsidiaries on the Effective Date ("Affected Employees") to participate after the Effective Date in those of Parent's employee benefit programs that are comparable to Company employee benefit programs and to cause the Surviving Corporation to take all actions necessary or appropriate to adopt such Parent employee benefit programs effective as of the Effective Date. Parent will cause the Surviving Corporation to give each Affected Employee full credit for service with the Company for purposes of eligibility to participate in, vesting and payment of benefits under, and eligibility for any Parent-subsidized benefit provided under (but not, except as provided in the preceding clause for purposes of determining the amount of any benefit under), any such Parent employee benefit program.

          (b) After the Effective Date, Parent shall have a reasonable period not to exceed one year (the "Review Period") in which to review all of the employee and fringe benefit plans maintained by the Company or any of its subsidiaries (the "Company Plans") for compatibility and consistency with Parent's employee benefit programs. During the Review Period, Parent may determine to have the Surviving Corporation continue in effect any one or more of the Company Plans, amend or modify any one or more of the Company Plans, merge one or more of the Company Plans into a comparable Parent employee benefit plan adopted by the Surviving Corporation or terminate any one or more of the Company Plans in its or their entirety. Any such amendment, modification or termination shall not deprive any Affected Employee of any benefit in which such Affected Employee has become entitled to immediately prior to the Effective Date. If the Surviving Corporation is continuing in effect any of the Company Plans during the Review Period, then (i) neither it nor Parent shall be obligated to adopt a comparable Parent employee benefit plan for Affected Employees, it being intended by the parties that there be no duplication of benefits, and (ii) the obligation to have the Surviving Corporation adopt the comparable Parent employee benefit plan or program, as set out in subsection (a) above, shall arise, and such adoption shall be effective only as of the date the comparable Company Plan is discontinued and not as of the Effective Date. If Parent does not maintain an employee benefit plan comparable to one of the Company Plans, there shall be no obligation to adopt any plan or program upon the discontinuance or termination of such Company Plan.

          (c) Parent acknowledges the existence and continuing obligations of HCS under the collective bargaining agreements listed on Section 5.9 of the Company Disclosure Schedule. Notwithstanding the foregoing, nothing contained in this Merger Agreement shall be construed under any circumstances as imposing on Parent or any of its subsidiaries (other than HCS after the Effective Date) any obligation or liability under such collective bargaining agreements.

     Section 8.6 Registration of Securities. Parent promptly shall prepare and file with the Commission a registration statement under the Securities Act covering the shares of Parent Common Stock issuable to directors, officers or employees of the Company upon exercise of the Outstanding Options pursuant to the provisions of Section 3.5
(the "Employee Shares Registration Statement"). Subsequent to the Effective Date, Parent will use all reasonable efforts to (a) cause the Employee Shares Registration Statement to become effective and (b) to the extent required by law, keep the Employee Shares Registration Statement current and effective under the Securities Act.

     Section 8.7 Indemnification of Directors and Officers.

          (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provision with respect to indemnification set forth in the Certificate of Incorporation of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Date in any manner that would adversely affect the rights thereunder of individuals who at the Effective Date were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) From and after the Effective Date, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Company (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of Parent and the Surviving Corporation, or otherwise in connection with any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under the DGCL (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL).

          (c) Any Indemnified Party wishing to claim  indemnification under this
Section 8.7, upon learning of any such Claim, shall notify Parent (although the failure so to notify Parent shall not relieve Parent from any liability which Parent may have under this Section 8.7 except to the extent such failure prejudices Parent), and shall deliver to Parent the undertaking contemplated by
Section 145(e) of the DGCL.

          (d) Parent shall use its reasonable best efforts to cause to be maintained in effect for not less than three years after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however, that (i) Parent may substitute therefor policies of substantially similar coverage containing substantially similar terms and conditions for the Indemnified Parties to the extent reasonably available and
(ii) Parent shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (e) This Section 8.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their respective successors and assigns.

     Section 8.8 HSR Act. The Company and Parent shall use all reasonable efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

     Section 8.9 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger
Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, in the case of the Merger Agreement and the Parent Share Proposal, to the appropriate vote of the shareholders of the Company and Parent. Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

     Section 8.10 No Solicitation. Subject to the fiduciary duties of the Board of Directors of the Company, as advised by outside counsel, neither the Company nor any of its subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (a) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below), (b) enter into any agreement with respect to any Acquisition Proposal or (c) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company will promptly communicate to Parent any solicitation by the Company and the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such  negotiations or discussions  being sought to be initiated with it. For purposes of this Merger Agreement, "Acquisition Proposal" shall mean any proposed (i) merger, consolidation or similar transaction involving the Company,
(ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 25% or more of the consolidated assets of the Company and its subsidiaries, (iii) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 25% or more of the voting power of the Company or (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding Company Common Stock.

                                ARTICLE IX
                          CONDITIONS PRECEDENT

     Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

          (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

          (b) The Parent Share Proposal shall have been approved by the requisite vote of the holders of the Parent Common Stock.

          (c) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (d) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

          (f) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

          (g) Parent and the Company shall have received updated letters from Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP, dated not more than two business days prior to the Effective Date, to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Merger Agreement and if the operations of Parent and the Surviving Corporation are conducted in a manner that do not violate "pooling of interests" accounting treatment.

     Section 9.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

          (a) Parent and Sub shall have performed in all material respects their agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and the representations and warranties of Parent and Sub contained in this Merger Agreement shall be true when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date, in which case they shall remain true and correct as of such date), and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent and Sub to that effect.

          (b) The Company shall have received a favorable opinion of Cozen and O'Connor, based upon certain factual representations of the Company, Parent, Sub and, if available, holders of greater than five percent of Company Common Stock reasonably requested by such counsel, dated the Effective Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that accordingly:

            (i) No gain or loss will be recognized by the shareholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the terms of the Merger (except to the extent cash is received in lieu of fractional shares);

            (ii) The tax basis of the shares of Parent Common Stock received by the shareholders of the Company on the conversion of Company Common Stock pursuant to the Merger will be the same as the basis of the shares of Company Common Stock converted (less any portion of such basis allocable to any fractional interest in any share of Parent Common Stock); and

            (iii) The holding period of the Parent Common Stock into which shares of Company Common Stock are converted will include the period that such shares of Company Common Stock were held by the holder, provided such shares were held as a capital asset by such holder.

          (c) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Section 4.4 of the Parent Disclosure Schedule shall have been obtained, and all filings and notices set forth in Section 4.4 of the Parent Disclosure Schedule shall have been submitted by Parent.

     Section 9.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

          (a) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and the representations and warranties of the Company contained in this Merger Agreement shall be true when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date, in which case they shall remain true and correct as of the applicable date made), except as contemplated or permitted by this Merger Agreement, and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

          (b) Parent shall have received a favorable opinion of Gibson, Dunn & Crutcher, based upon certain factual representations of the Company, Parent, Sub and, if available, holders of greater than five percent of Company Common Stock reasonably requested by such counsel, dated the Effective Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (c) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Section 5.4 of the Company Disclosure Schedule shall have been obtained and to the extent required to be submitted prior to the Effective Date, all filings and notices set forth in Section 5.4 of the Company Disclosure Schedule shall have been submitted by the Company.

          (d) Audited financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 1995 will be available as soon as reasonably practicable but not later than May 31, 1995.

                                ARTICLE X
                      TERMINATION, AMENDMENT AND WAIVER

     Section 10.l Termination. This Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company:

          (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated on or before September 15, 1995 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement);

          (c) by the Company if any of the conditions specified in Sections 9.1 and 9.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction; or

          (d) by Parent if any of the  conditions  specified in Sections 9.1 and
9.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction.

          (e) by Parent if any of the following shall have occurred:

            (i) any person (other than Parent or any subsidiary of Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
     Act), a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding Company Common Stock and the Board of Directors of the Company, within ten business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

            (ii) the Company or any subsidiary of the Company shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Parent or any subsidiary of Parent) to (A) effect a merger, consolidation or similar transaction involving the Company or any of its material subsidiaries, (B) sell, lease or otherwise dispose of assets of the Company or its subsidiaries representing 25% or more of the consolidated assets of the Company and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 25% or more of the voting power of the Company or any of its subsidiaries;

            (iii) any person (other than Parent, any subsidiary of Parent or the Company or any of its subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Company Common Stock; or

            (iv) the holders of Company Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement or such meeting shall not have been held prior to September 14, 1995 or shall have been canceled, in each case after
     (A) any person (other than Parent or any subsidiary of Parent) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in any transaction described in clauses (i), (ii) or (iii) above or (B) the Company's Board of Directors shall have withdrawn or modified in a manner adverse to Parent the recommendation of the Company's Board of Directors that the holders of the Company Common Stock approve the Merger Agreement and the Merger; provided that any communication by the Company as contemplated by Regulation 14d-9(e) promulgated under the Exchange Act shall not be deemed a withdrawal or modification of such recommendation.

          (f) by the Company (i) if its Board of Directors, in the exercise of its fiduciary duties, accepts an Acquisition Proposal of the type specified in
(i), (ii) or (iii) of such term's definition, or (ii) upon the occurrence of an event specified in paragraph (e)(iii) of this Section 10.1.

     Section 10.2 Effect of Termination. In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company, Parent or Sub or their respective officers or directors; provided that Sections 4.11 and 5.13, the last sentence of Section 8.1, Section 10.2, the last sentence of Section 11.1 and Sections 11.2, 11.3 and 11.7 shall survive the termination.

     Section 10.3 Amendment. This Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the shareholders of the Company and Parent, but, after such approval, no amendment shall be made which changes the ratios at which Company Common Stock is to be converted into Parent Common Stock as provided in Section 3.1 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 10.4 Waiver. At any time prior to the Effective Date, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                               ARTICLE XI
                           GENERAL PROVISIONS

     Section 11.1 Effectiveness of Representations and Warranties. The representations and warranties set forth in this Agreement shall (a) remain operative regardless of any investigation made by or on behalf of any other party hereto, whether prior to or after execution hereof, and (b) terminate at the Effective Date (except as expressly stated elsewhere herein). All covenants and agreements set forth in this Agreement shall survive the Effective Date and any termination of this Merger Agreement in accordance with their terms.

     Section 11.2 Notices. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to the Company:

                    Diagnostek, Inc.
                    4500 Alexander Boulevard, N.E.
                    Albuquerque, New Mexico 87107
                    Attn:  Nunzio P. DeSantis, Chairman
                    Facsimile No:  (505) 761-6125

            With a copy to:

                    Cozen & O'Connor
                    1900 Market Street
                    Philadelphia, Pennsylvania 19103
                    Attn:  E. Gerald Riesenbach, Esq.
                    Facsimile No.:  (215) 665-2013

            If to Parent or Sub:

                    Value Health, Inc.
                    22 Waterville Road
                    Avon, Connecticut 06001
                    Attn:  General Counsel
                    Facsimile No.:  (203) 676-8695

            With a copy to:

                    Gibson, Dunn & Crutcher
                    200 Park Avenue
                    New York, New York 10166
                    Attn:  Sean P. Griffiths, Esq.
                    Facsimile No.:  (212) 949-7606
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     Section 11.3 Fees and Expenses.

          (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses, except that the parties agree to each pay 50% of the filing fees required under the HSR Act and the Securities Act and 50% of all printing expenses incurred by either party.

          (b) Within two business days after Parent has given notice of termination of this Agreement pursuant to the provisions of Section 10.1(e) hereof, or the Company has given notice of termination of this Agreement (x) pursuant to the provisions of Section 10.1(f) hereof or (y) following the occurrence of an event specified in Section 10.1(e)(iv) hereof, the Company shall pay to Parent, by wire transfer to an account specified by Parent, an amount equal to $15 million.

     Section 11.4 Publicity. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this
Section 11.4.

     Section 11.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 11.6 Interpretation.

          (a) When a reference is made in this Merger Agreement to subsidiaries of Parent or the Company, the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Parent or the Company, as the case may be. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

          (b) For purposes of this Agreement the promulgation of proposals for, or the implementation of, federal or state health care legislation shall not constitute either a Parent Material Adverse Effect or a Company Material Adverse Effect.

          (c) Whenever a representation or warranty herein is made to the "knowledge," "best knowledge" or awareness of a party, it shall refer to matters within the actual knowledge of such party's executive officers, and in case of the Company, the Senior Management of HCS and HPI, after due investigation of reasonably available corporate records concerning the subjects discussed herein.

          (d) Notwithstanding any other provision of the Agreement, it shall not be a Company Material Adverse Effect or a breach of any representation, warranty, covenant or other provision of this Agreement if between the date hereof and the Effective Date one or more of the suppliers and/or customers of the Company listed on Section 11.6(d) of the Company Disclosure Schedule ceases to do business with the Company or any of its subsidiaries, or changes the terms and conditions pursuant to which it does business with the Company or its subsidiaries, because of the transactions contemplated by this Agreement.

     Section 11.7 Miscellaneous. This Merger Agreement (including the documents and instruments referred to herein):

          (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the confidentiality agreements between the Company and Parent dated as of February 22, 1995, and between Lazard Freres & Co., on behalf of the Company, and Parent dated as of January 11, 1995, as the same may be amended);

          (b) except as provided in the last sentence of Section 8.3(b) and Sections 3.5, 8.5, 8.6 and 8.7, is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns;

          (c) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to Parent or any direct wholly-owned subsidiary of Parent any and all rights and obligations of Sub under this Merger Agreement; and

          (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                  VALUE HEALTH, INC.
                                     /s/ Robert E. Patricelli
                                  By:      Robert E. Patricelli
                                  Title:   Chief Executive Officer

ATTEST:
   /s/ Paul M. Finigan
By:        Paul M. Finigan
Title:     Vice President and General Counsel


                                  VHI MERGER-SUB. CORP.
                                     /s/ William J. McBride
                                  By:      William J. McBride
                                  Title:   President and Chief Operating Officer

ATTEST:
   /s/ Paul M. Finigan
By:        Paul M. Finigan
Title:     Vice President and General Counsel


                                   DIAGNOSTEK, INC.
                                     /s/ Nunzio P. DeSantis
                                   By:     Nunzio P. DeSantis
                                   Title:  Chairman and Chief Executive Officer

ATTEST:
   /s/ Courtlandt G. Miller
By:        Courtlandt G. Miller
Title:     Secretary